Exhibit 99.2
Fourth Quarter and Fiscal Year 2008 Results and Conference Call May 1, 2008

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, the effects of the current downturn in the homebuilding industry; changes in national or regional economic or business conditions, including employment levels and interest rates; competition; customer cancellations; shortages or price changes in raw materials or labor; the effects of recent disruptions in the mortgage financing industry, including tightening of credit and reduction in liquidity; the availability of adequate sources of financing; our ability to generate cash from sales of assets and other sources that supplement our existing capital resources; and other factors that could affect demand for our homes or mortgage loans or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Accomplished important goals in an extremely difficult housing market Accelerated sales in front of impending foreclosures Significantly reduced unsold inventory Produced strong homebuilding operating cash flow Reduced debt and land position

Expect housing market to remain weak Foreclosures will continue to pressure many markets Macroeconomic conditions are deteriorating Although affordability is improving, buyer confidence remains low Government housing stimulus initiatives could be helpful

Aggressively building a better Centex now Restoring profitability is a top priority Sales incentives and discounts should diminish Concentrating focus into core markets Neighborhood reduction will continue Expect strong cash flow generation to continue this year Estimate cash balance, including tax refund, in excess of $1 billion by end of June quarter

Aggressively building a better Centex for the long term Focused on asset efficiency and a more flexible land position Improving core Centex business processes Increasing relative share strength in markets that will provide best returns Expect sustainable cost reductions and higher, more consistent future returns

Fourth quarter commentary Generated more than $775 mil of homebuilding operating cash flow Sales per neighborhood down 5% in quarter yoy Sold aggressively in front of foreclosures Significantly reduced supply of land and unsold inventory Reduced total lot count by 26% from 12/31/07 Unsold inventory down 59% from 12/31/07 Homebuilding overhead per closing down 8.8% yoy

Fourth quarter homebuilding operations Revenues down 36% to $2.25 billion Closings down 33% to 7,100 homes Average selling price decreased 15% to $267,953 Margins pressured by sales incentives and discounts Discounts and incentives up 600 bps year over year Housing gross margin 7.7%, negatively impacted by decision to reduce unsold inventory Backlog 6,693 sales (orders), down 15% (down 5% on a per nbhd basis) 7,746 units, down 27% $2.02 billion, down 37%

East 1,454 -4% 1,444 -17% Southeast 1,055 +5% 916 -47% Central 743 -34% 839 -21% Texas 1,503 -17% 1,527 -33% Northwest 1,052 -8% 1,086 -18% Southwest 872 -30% 1,253 -40% Other 14 nm 35 nm Total 6,693 -15% 7,100 -33% Homebuilding: Fourth quarter sales and closings Sales % Chg Closings % Chg For the Quarter Ended March 31, 2008

Strong cash flow and debt reduction Lowered homebuilding debt by almost $800 mil in FY2008 Includes approximately $200 mil of joint venture debt Generated more than $775 mil of operating cash flow in 4Q Expect cash balance to exceed $1 billion by June 30, 2008 Total land spend this year expected to be less than half of last year

Restoring profitability is a top priority Quickly returning to "building to a sold backlog" model Higher gross margin experienced over selling standing inventory Unsold inventory down to 2.9 per neighborhood Improving core Centex business processes Expect to see more meaningful gross margin impact in FY2009 Remain highly focused on overhead Homebuilding overhead per closing down 12% in FY2008 Concentrating focus into core markets

Key Messages Accomplished important goals in an extremely difficult year Expect housing market to remain weak Aggressively building a better Centex

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